Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:                                     Barbara Brungess

Vice President, Corporate & Investor Relations

610-727-7199

bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN ANNOUNCES NEW SPECIAL SHARE REPURCHASE PROGRAM TO FURTHER ENABLE EXECUTION OF WARRANT HEDGING STRATEGY

VALLEY FORGE, PA, September 21, 2015 — AmerisourceBergen Corporation (NYSE: ABC) today announced that its Board of Directors has authorized a special $2.4 billion share repurchase program intended to further enable the execution of the Company’s previously announced warrant hedging strategy.  The new special program will be used to further mitigate the dilutive effect on the ownership interests of stockholders that may result from the issuance of common stock upon exercise of the warrants issued in March 2013.

The Company recently completed the April 2015 $1.0 billion special share repurchase program, and had previously completed the May 2014 $650 million special share repurchase program.  The Company expects that the new $2.4 billion program should be sufficient to offset the remaining share dilution from future warrant exercises, with approximately $140 million expected to be used in connection with call options expiring in October 2015, approximately $700 million expected to be used in connection with capped calls expiring in 2016, and approximately $715 million expected to be used in connection with capped calls expiring in 2017.  The remainder available under the new special program would be used for discretionary repurchases intended to supplement these hedging activities.

“We are very pleased that we have recently made significant progress towards further offsetting the expected impact from warrant exercises in 2017, after having essentially fully covered the expected impact from the 2016 warrants during our June 2015 quarter,” said Steven H. Collis, AmerisourceBergen President and Chief Executive Officer.  “With our cash flow generation, we have tremendous flexibility to mitigate the remaining impact of the warrants either through share repurchases, hedging activities, or strategic acquisitions.”

Share repurchases under the new special program will be funded by proceeds from the warrant exercises, and by cash on hand.  Share repurchases under the special program are expected to take place in the open market as well as by other means, such as through the exercise of the call options or capped calls that the Company has previously entered into, or other contracts we may enter into in the future.  The share repurchases are expected to occur over an extended period of time, subject to market conditions.

As previously disclosed, the Company intends to continue to exclude the impact of the share repurchases under its special programs from the presentation of adjusted diluted earnings per share from continuing operations until the warrants are exercised or expire.  The exclusion of the special share repurchases is consistent with the Company’s exclusion of the accounting dilution resulting from the impact of the warrants in the calculation of the Company’s adjusted diluted earnings per share.  As a result, share repurchases under the special programs will not have an impact on the Company’s expectations for the range of its adjusted diluted earnings per share from continuing operations for fiscal 2015 or fiscal 2016, which were both previously disclosed in its earnings release dated July 23, 2015.  The adjusted earnings per share guidance from continuing operations continues to include an assumption that the Company will repurchase $300 million of its common stock in fiscal 2015 and $300 million in fiscal 2016 under its previously announced regular share repurchase programs, subject to market conditions.

As previously disclosed, subsidiaries of Walgreens Boots Alliance, Inc. were collectively issued warrants to purchase up to 22,696,912 shares of the Company’s common stock at an exercise price of $51.50 per share exercisable during a six month period beginning in March 2016 and warrants to purchase up to 22,696,912 shares of the Company’s common stock at an exercise price of $52.50 per share exercisable during a six-month period beginning in March 2017.

About AmerisourceBergen

AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. With services ranging from drug distribution and niche premium logistics to reimbursement and pharmaceutical consulting services, AmerisourceBergen delivers innovative programs and solutions across the pharmaceutical supply channel in human medicine and animal health. With over $120 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 16,000 people. AmerisourceBergen is ranked #16 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

AmerisourceBergen’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: competition; industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services; changes in pharmaceutical market growth rates; price inflation in branded and generic pharmaceuticals and price deflation in generics; declining economic conditions in the United States and abroad; financial market volatility and disruption; substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; the loss, bankruptcy or insolvency of a major supplier; changes to the customer or supplier mix; the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers; interest rate and foreign currency exchange rate fluctuations; the disruption of AmerisourceBergen’s cash flow and ability to return value to its stockholders in accordance with its past practices; risks associated with the strategic, long-term relationship between Walgreen Boots Alliance, Inc. and AmerisourceBergen, including with respect to the pharmaceutical distribution agreement and/or the global sourcing joint venture;  risks associated with the potential impact on AmerisourceBergen’s earnings per share resulting from the issuance of the warrants to subsidiaries of Walgreen Boots Alliance, Inc. (the “Warrants”); AmerisourceBergen’s inability to implement its hedging strategy to mitigate the potentially dilutive effect of the issuance of its common stock in accordance with the Warrants under its special share repurchase program due to its financial performance, the current and future share price of its common stock, its expected cash flows, competing priorities for capital, and overall market conditions; changes in the United States healthcare and regulatory environment; increasing governmental regulations regarding the pharmaceutical supply channel; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; federal and state prosecution of alleged violations of related laws and regulations, and any related litigation, including shareholder derivative lawsuits or other disputes relating to our distribution of controlled substances; increased federal scrutiny and qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services and any related litigation; material adverse resolution of pending legal proceedings; declining reimbursement rates for pharmaceuticals; the acquisition of businesses that do not perform as expected, or that are difficult to integrate or control, including the integration of recently-acquired MWI or ability to capture all of the anticipated synergies related thereto; managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; malfunction, failure or breach of the sophisticated information systems to operate as designed; risks generally associated with data privacy regulation and the international transfer of personal data; changes in tax laws or legislative initiatives that could adversely affect AmerisourceBergen’s tax positions and/or AmerisourceBergen’s tax liabilities or adverse resolution of challenges to AmerisourceBergen’s tax positions; natural disasters or other unexpected events that affect AmerisourceBergen’s operations; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting AmerisourceBergen’s business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) and Item 1 (Business) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and elsewhere in that report and (ii) in other reports.

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